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Exhibit 10.20

        Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

MAINTENANCE GENERAL TERMS AGREEMENT

        This Maintenance Agreement ("Agreement") is made this    day of March, 2006, by and between Allegiant Air, LLC, a Nevada limited liability company, having its principal place of business at 3301 N Buffalo Dr., Suite B-9, Las Vegas, Nevada 89129 ("Customer"), and American Airlines, Inc., a Delaware corporation, having its principal place of business at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155 ("American").

WITNESSETH:

        WHEREAS, American is authorized under FAA Regulation Part 121 and 145 to inspect, repair and overhaul aircraft, aircraft engines and other equipment pursuant to FAA Part 121 Certificate No. AALA025A and Part 145 Certificates; and

        WHEREAS Customer owns, leases or operates certain aircraft, aircraft engines and equipment and from time to time may request that American perform certain services with respect thereto, all as more fully described herein.

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Agreement, American and Customer agree as follows:

ARTICLE I
PURCHASE AND PERFORMANCE OF SERVICES

        Subject to the provisions of this Agreement, American agrees to perform for Customer, and Customer agrees to purchase from American, the repair and overhaul services identified in each Exhibit A attached hereto (the "Services") for the aircraft, aircraft engine(s) and other equipment (individually and collectively the "Equipment") as identified in each such Exhibit A, as requested from time to time by Customer and accepted by American. Upon the written agreement of American and Customer, American will also perform other repair, overhaul, inspections, modifications and other services on Customer's Equipment. Such written agreement shall be attached hereto and become a part of this Agreement upon the execution by both parties. Each party hereby represents and warrants to the other as follows:

        (a)   Such party is duly organized, validly existing and in good standing and has all right, power and authority necessary to execute and deliver this Agreement and perform its obligations hereunder;

        (b)   Such party's execution and delivery of this Agreement and performance of its respective obligations hereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate or agreement of organization or any law, regulation or contractual restriction binding on or affecting it or its property; and

        (c)   This Agreement is such party's legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

ARTICLE II
CONDITIONS PRECEDENT TO PERFORMANCE OF SERVICES
AND DELIVERY OF EQUIPMENT FOR SERVICES

        2.01. Conditions Precedent-American. The initial and ongoing obligation of American to perform Services hereunder on any Equipment is subject to the initial and ongoing fulfillment in a manner reasonably satisfactory to American of the following conditions precedent:

          (a)   Delivery of Equipment. Customer shall have delivered such Equipment F.O.B. to American at its Tulsa Maintenance Base, including applicable taxes and fees; provided, however, that American may, upon sixty (60) days' prior notice to Customer, specify (as to Equipment other than an aircraft) or request Customer's consent to (as to aircraft) another American location within the continental United States as the F.O.B. point for the delivery of such Equipment type hereunder. Customer shall reply to any such request within ten (10) business days thereafter. Provided that Customer has consented (if required), thereafter, unless and until American shall specify, or, if applicable, American and Customer shall agree to, a different location for purposes of this Section 2.01(a), all such Equipment shall be delivered to such newly identified F.O.B. location. If Customer does not consent to any such request by American to change the F.O.B. location as to aircraft, the F.O.B. location shall remain the Tulsa Maintenance Base or other location with respect to which Customer has given its consent, but American shall have the right to terminate its obligation to perform Services on such aircraft upon not less than 180 days notice to Customer.

          (b)   Equipment Records. Customer shall have provided to American, together with each item of Equipment, its logbook or other records, if any, relative to such Equipment that are determined by American to be necessary for the Services thereon, which logbooks or other records shall have been mutually agreed and specified in the respective Exhibit A for such Equipment.

          (c)   Condition Tag. If applicable Customer shall have provided to American a condition tag or other similar document for each item of Equipment describing: (i) the reason for removal of such Equipment from Customer's aircraft, if applicable, (ii) proper part or other identification of such Equipment, and (iii) any other information regarding the Equipment that Customer believes will be helpful in diagnosing any malfunction thereof or otherwise performing the Services thereon.

          (d)   Delivery of Customer Supplied Material. Customer shall have provided to American all known parts and material to be furnished by Customer for performance of the Services (the "Customer Supplied Material") as specifically identified in the applicable Exhibit A, which shall include but not be limited to components, parts and material not common to American's aircraft.

          (e)   Representations. The representations and warranties of Customer contained herein shall be true and correct in all material respects when made and as of the date of the performance by American of any Services hereunder, with the same effect as if made on and as of such dates; and Customer shall have complied with all of the terms and conditions of this Agreement to be performed or observed by Customer and no Event of Default involving Customer shall be in existence on such date.

          (f)    Acceptance of ESOs. Customer shall have furnished to American, a writing in a form acceptable to both parties, noting the Customer's acceptance of the relevant American Engineering Specifications Orders (each an "ESO") or other specification utilized in the performance of the Services and such other consents as may be required by the FAA or any other governmental authority.

          (g)   Agreement upon Scope of Work. American and Customer shall have mutually agreed in writing upon the specific, detailed scope of Services for the Equipment (the "Bill of Work").

          (h)   Advance Payment. American shall have received from Customer any advance payment required in Section 3.03.

        2.02. Conditions Precedent for the Benefit of American. The conditions precedent set forth above are imposed solely for the benefit of American and may be waived or enforced by American at its option. No waiver by American of any condition precedent shall constitute the waiver of such condition precedent in the future, and American may at any time require strict compliance with all conditions precedent. Exhibit A shall identify which conditions precedent are generally waived for any particular type of Equipment.

        2.03. Conditions Precedent-Customer. The initial and ongoing obligation of Customer to comply with the delivery of Equipment to American pursuant to the respective Exhibit A is subject to the initial and ongoing fulfillment in a manner reasonably satisfactory to Customer of the following condition precedent:

          (a)   Representations. The representations and warranties of American contained herein shall be true and correct in all material respects when made and as of the date of the performance by American of any Services hereunder, with the same effect as if made on and as of such dates; and American shall have complied with all of the terms and conditions of this Agreement to be performed or observed by American and no breach by American of its obligations hereunder shall exist and be continuing on such date.

ARTICLE III
PAYMENTS AND CHARGES

        3.01. Charges. In consideration of any Services performed hereunder, Customer shall pay or cause to be paid to American, in accordance with this Article III, the charges set forth in the applicable Exhibit A.

        3.02. Invoices and Payments. Unless otherwise agreed in the applicable Exhibit A, Customer shall pay the total estimated amount to be charged for all Services performed hereunder prior to redelivery of the Equipment. As soon as practicable following the completion of such Services, American shall issue a reconciling invoice for any outstanding sums, which sums shall be paid within thirty (30) days after issuance of such invoice. All payments shall be made in United States Dollars. If Customer shall fail to pay when due any amounts or charges required to be paid by Customer hereunder, such unpaid amount shall bear interest from and including the date payment was due until the date payment is actually received by American at a per annum interest rate equal to the lesser of (a) 12 percent or (b) the highest rate permitted by applicable law.

        3.03. Nonpayment. In the event of any (a) material adverse change in Customer's financial condition such that American shall reasonably conclude that payment by Customer for specifically-identified Services hereunder is unlikely, or (b) failure of Customer to promptly pay in full for any prior Services hereunder, which payment is not being disputed pursuant to the dispute resolution procedures hereunder, American may, at its option and upon reasonable prior notice to Customer, require that Customer: (c) procure one or more letters of credit in American's favor (which letter(s) of credit shall be in an aggregate amount sufficient to ensure that American will be promptly paid in full for specifically-identified Services anticipated to be performed hereunder and otherwise reasonably satisfactory in all respects to American), (d) deposit with American sufficient funds to ensure that American will be promptly paid for specifically-identified Services anticipated to be performed hereunder, or (e) otherwise modify the payment terms provided in this Agreement as American deems reasonably necessary to ensure that it will be promptly paid in full for such Services performed hereunder. Notwithstanding the provisions of Article X, in the event of any nonpayment or threatened nonpayment by Customer hereunder, provided that dispute resolution procedures of this Agreement have been followed or none are pending on the subject matter, American may exercise any other rights or remedies that it may possess, at law or in equity, to secure such payment, including, if permitted by applicable law, retaining possession of any Equipment or other property of Customer in the possession of American or filing or otherwise perfecting any mechanics' or materialmen's liens on the Equipment involved with such nonpayment.

        3.04. Payments Without Set-Off. All charges for Services hereunder shall be paid by Customer to American without set-off or reduction for any amounts owed, or claimed, from American by Customer, and Customer hereby waives and disclaims any rights of offset or set-off. No payment by Customer shall be a waiver of its rights under Section 11.11. Notwithstanding any designation by Customer or rule of law to the contrary, if Customer is past due on payment of any debt, liability or obligation to American hereunder in accordance with the payment terms specified in Section 3.02, American may apply any payment received from Customer to any debt, liability or obligation of Customer to American hereunder in such manner and order as American shall elect in its sole discretion.

        3.05. Taxes. In addition to the amounts otherwise payable hereunder, Customer is solely responsible for, and shall be and remain liable for and shall indemnify American against, any customs, duties or similar charges (including penalties and interest) with respect to any Equipment, including any such charges incident to any importation or exportation of Equipment, and for any taxes (including penalties and interest), including, without limitation, stamp, sales, use, property and other taxes or fees (other than taxes on or imposed with reference to the income of, or measured by the income of, American), which may be imposed or paid in connection with the execution and/or performance of this Agreement, including, without limitation, the furnishing by American of the Services. Excluded under the foregoing shall be any taxes, duties or impositions arising out of the importation of any parts normally maintained by American to support the Services hereunder and not required to be supplied by Customer under this Agreement. All payments hereunder by Customer to American shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto. If Customer shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder, the sum payable shall be increased as may be necessary so that after making all required deductions American receives an amount equal to the sum it would have received had no such deductions been made. Customer shall be entitled to contest any and all taxes for which it is liable under the foregoing, and American shall cooperate reasonably with Customer's requests with respect to any such contest. If, after payment by Customer of any taxes under the foregoing, American receives a refund thereof, American shall deliver over to Customer such refund, including any increased payment received by American associated therewith.

ARTICLE IV
RESERVED

ARTICLE V
TERM OF THE AGREEMENT

        The term of this Agreement (the "Term"), with respect to each Exhibit A, shall commence upon execution of such Exhibit A by both parties and shall, unless earlier terminated in accordance with the terms hereof, continue for the period specified in such Exhibit A. Subject to the foregoing, this Agreement shall be effective upon execution hereof and, unless earlier terminated in accordance with the terms hereof, shall remain in effect for a 36 month period thereafter the date first appearing above; subject to Customer's right to extend such term for three additional 12-month periods.

ARTICLE VI
GENERAL TERMS AND CONDITIONS

        6.01. Performance Standards. American shall perform the Services in accordance with the specifications set forth in the applicable Exhibit A or as otherwise agreed upon by the parties in writing. American will maintain its applicable authorization from the FAA to perform the Services under any such exhibit (FAA Part 121 Certificate No. AALA025A or Part 145 Certificate (or any substitutes therefor)) as specified therein.

        6.02. Turn Time. Upon and subject to fulfillment by Customer of the conditions precedent described in Article II with respect to any Equipment, American will commence to perform the Services thereon. Subject to the foregoing sentence and to Section 6.03, American will endeavor to have such Services completed within the estimated Turn Time set forth in the applicable Exhibit A or agreed to in writing for Services not initially included in such Exhibit A. American does not, however, guarantee the Turn Times, provided that, again subject to the foregoing sentences and to Section 6.03, in the event that American fails to complete any Services within the estimated Turn Time set forth in the applicable Exhibit A, then Customer shall be entitled to receive from American liquidated damages, at the daily rate specified in the applicable Exhibit A for such Services, commencing with the *** day of delay and continuing thereafter until the Services are completed, which the parties agree is a reasonable basis for determining the losses to Customer and is not a penalty in view of the difficulty in calculating actual damages. American shall not be deemed to have failed to complete the Services on an item of Equipment within the estimated Turn Time based solely on the failure to have completed minor or inconsequential items within such time so long as when redelivered the item of Equipment is airworthy and in the condition customarily regarded in the airline industry as eligible to be placed into immediate service.

        6.03. Excusable Delays. Neither party shall be liable for any delay in the delivery of Services (and no such delay shall constitute an Event of Default hereunder) if the delay is caused by forces beyond the reasonable control of such party, including, but not limited to, with respect to American's performance, delays by Customer in providing any of the items required under Section 2.01 or Customer Furnished Material or in providing any directions necessary for the performance of the Services or the disposition of parts (including approvals of Outside Services or vendors, manufacturers or suppliers) and, as to each party's performance, delays by subcontractors, part suppliers, manufacturers or suppliers (so long as the affected party has used diligent efforts to find other sources or vendors), fires, explosions, floods or other natural catastrophes, governmental acts, orders or regulations, strikes or labor difficulties (including, if affecting American's performance, strikes or labor difficulties with American's pilots, flight attendants, mechanics or other labor groups provided that American has used its reasonable efforts to eliminate the basis for such strikes or labor difficulties). The affected party shall notify the other promptly after the occurrence of any event claimed to cause an excusable delay. Further, if American determines that as a result of any excusable delay the turn time for the performance of any Services shall be delayed by more than 10 days, American shall notify Customer of such determination, whereupon Customer shall be entitled to employ third parties to perform such tasks if necessary and who may enter the premises of American to perform the same if the affected Equipment cannot reasonably be removed from American's premises, until such time as American notifies Customer in writing that American can once again perform such Services on a timely basis.

        6.04. Redelivery. Each item of Equipment shall be made available for Customer to pickup or be redelivered by American to Customer F.O.B. American's Tulsa or other Maintenance Base in the same shipping container or a shipping container comparable to that in which such Equipment was received by American. Notwithstanding anything to the contrary set forth herein, American shall have no obligation to redeliver any item of Equipment if Customer is past due on payment of any debt, liability or obligation to American hereunder in accordance with the payment terms specified in Section 3.02.

        6.05. Return of Records; Serviceable Parts Tag. Upon redelivery of each item of Equipment to Customer, American shall: (a) return to Customer any documents and records provided to American by Customer pursuant to this Agreement, and (b) provide to Customer a serviceable parts tag and/or other documentation as appropriate (per FAA regulations, manufacturer and appliance and component manual requirements and Customer's policies, procedures and maintenance program) for the Services provided thereon, if any.

        6.06. Outside Services. From time to time American may determine that in order to overhaul or repair an item of Equipment it is necessary or appropriate to subcontract to a third party all or a portion of the Services thereon (such subcontracted services being collectively referred to herein as "Outside Services"). Customer hereby consents and agrees that American may, subject to approval by Customer (which shall be required even as to third parties that are already included on Customer's Approved Vendor List, as approved by the FAA), utilize such Outside Services in the performance of American's obligations under this Agreement. Customer's approval shall be provided within 24 hours after American's request therefor. Any Outside Services utilized in connection with the performance of the Services and which fall under the immediately foregoing sentence or are otherwise approved by Customer will be charged to Customer at American's cost plus the mark-up shown in the applicable Exhibit A.

        6.07. Monitoring Work by Customer. Customer shall have the right to monitor work in progress and inspect each item of Equipment during the performance by American of the Services thereon and for that purpose American, with reasonable advance notice, shall permit Customer's agents or employees (in such numbers as shall be reasonably necessary for such purpose) to enter American's facilities when such Services are being performed. If requested by American, Customer, together with any agents and employees of Customer entering into American's premises in order to perform such monitoring and inspection, shall execute a waiver and release in a form acceptable to American. If reasonably deemed by Customer to be necessary during the performance of the Services to Equipment, American shall provide to Customer and Customer's on-site representatives, agents and employees a reasonably secure office space (lockable), telephone and fax lines for use, with Customer to be responsible for any long distance charges.

        6.08. Change Orders. Any change to the Services identified in any Exhibit A and any overtime charges shall be authorized and approved in writing by Customer, prior to the performance of any such changes to such Services or overtime, on a form acceptable to both parties. American shall at all times be justified in relying on, and is hereby instructed by Customer to rely on, any instructions, authorizations, approvals or modifications received from any officer, director, employee or agent of Customer who has been specified in the applicable Exhibit A as the officer, director, employee, or agent of Customer who is designated to give such instructions, authorizations, approvals or modifications.

        6.09. Selection of Vendor. Except for Customer Supplied Material, Customer agrees that American may, subject to Customer's consent, determine whether and from which vendor, manufacturer or supplier to acquire or purchase any parts to be utilized in connection with the performance of any Services. Such consent shall be required whether or not such vendor, manufacturer or supplier is already included on the Customer's Approved Vendor List and shall be provided by Customer within 24 hours after American's request therefor.

        6.10. Not a "Consumer Transaction". American and Customer acknowledge and agree that this Agreement does not evidence a "consumer transaction" within the meaning of the Oklahoma Consumer Protection Act, 15 Okla. Stat. § 751, et seq.

        6.11. Customer Supplied Material. Customer shall provide as Customer Supplied Material all parts and material that are not common to American's aircraft or engines. Customer hereby represents and warrants that all Customer Supplied Material will meet all applicable FAA Regulations and appropriate records as to serviceability and repair. Customer acknowledges that American makes no warranties with respect to such Customer Supplied Material and assumes no additional liability due to American's use thereof.

ARTICLE VII
LIMITED WARRANTY

        7.01. Limited Warranty. Subject to the limitations and conditions of this Article VII, American warrants that the Services performed hereunder will be free from Defects (the "American Warranty"). A "Defect" shall mean a failure of American's workmanship on an item of Equipment to conform to the relevant specifications mutually agreed upon by the parties as set forth in Exhibit A.

        7.02. Limitations on Warranties.

          (a)   Third Party Items; Assignment of Warranties. The warranties set forth in Section 7.01 shall not apply to, and Customer hereby acknowledges that American makes no warranties with respect to, any parts, the Equipment itself or its constituent parts or the maintenance (other than by American hereunder), design, airworthiness, construction or operation of any of the foregoing. If any parts are covered by any warranty made by the manufacturer or supplier of such parts, American hereby assigns (to the extent legally possible) to Customer all of American's right, title and interest, if any, to such warranties. To the extent not so possible, at Customer's request American agrees to submit and pursue warranty claims on Customer's behalf.

          (b)   General Limitation. The exercise by Customer of any remedies for breach of the warranties set forth in Section 7.01, and American's obligations and liabilities under this Article VII, are expressly subject to the following conditions precedent:

            (i)    a Defect having become apparent within the warranty period agreed upon by the parties as set forth in the applicable Exhibit A (the "Warranty Period");

            (ii)   the submission by Customer of a claim within thirty (30) days of the claimed Defect having become apparent along with proof reasonably satisfactory to American that the claimed Defect is due to a matter covered by Section 7.01 and that the Defect did not result from any act or omission of the operator of the affected Equipment including, but not limited to, any failure to properly operate or maintain such Equipment; and

            (iii)  the return by Customer of the Equipment claimed to contain a Defect to American's Tulsa or other Maintenance Base within forty-five (45) days after the claimed Defect becomes apparent, except in the event American elects to reimburse Customer for its costs to repair in accordance with Section 7.03.

        7.03. Determination of No Defect.

          (a)   In the event that American shall conclude, after investigation of a claimed Defect with respect to an item of Equipment, that no Defect exists, and Customer does not timely invoke the third party vendor binding arbitration set forth below (or does timely invoke such arbitration but the Warranty Arbitrator decides in favor of American), Customer shall, upon demand, promptly reimburse American for American's expenses incurred in the transportation, teardown, investigation, reassembly and test of the item of Equipment in question, all at American's standard labor and material rates for Services on such item of Equipment as specified in the applicable Exhibit Aand as certified by American in writing. In the event American authorizes Customer to perform repairs in accordance with Section 7.04, American shall have the right to have an authorized representative present at all times during such repair, and Customer shall provide American with copies of all reports, data and information that are obtained, assimilated and/or prepared as a result of the repair.

          (b)   Subject to the third party vendor binding arbitration set forth below, if at the conclusion of an authorized repair of an item of Equipment by Customer, American concludes that no Defect existed prior to such authorized repair, (i) American shall have no liability or obligation to Customer with respect to the item of Equipment, including without limitation, any liability for the costs incurred in the repair of such item of Equipment in question, and (ii) Customer shall reimburse American, upon demand, for all expenses incurred by American (as certified by American in writing) in having such representative present during the performance by Customer of such repairs.

          (c)   Under the foregoing process, American shall act reasonably in evaluating claimed Defects. If, under the foregoing procedure, Customer disagrees with the determination of no Defect by American, Customer shall have the right (within 15 days after being notified of such determination) to refer such disagreement to a disinterested third (3rd) party vendor/repair station, selected under the procedure described below (the "Warranty Arbitrator"), who will receive information from both Customer and American as to the dispute and resolve the dispute (and issue a decision) within 30 calendar days after American is notified by Customer of the dispute and request for arbitration (the "Arbitration Request"). The decision of the Warranty Arbitrator shall be final and binding on Customer and American. The costs of the Warranty Arbitrator shall be borne by the parties equally, regardless of outcome of the arbitration. If Customer and American cannot agree on the Warranty Arbitrator within five (5) calendar days after the date of the Arbitration Request, the Warranty Arbitrator shall be selected by two (2) third (3rd) party vendor/repair stations (one (1) selected by American and the other by Customer) duly qualified in maintenance, repair, inspection and overhaul of the item in issue. If necessary, the selection of the two (2) vendor/repair stations by American and Customer shall be completed within ten (10) calendar days after the date of the Arbitration Request, and the Warranty Arbitrator shall be selected no later than 15 calendar days after the date of the Arbitration Request. In no event shall the Warranty Arbitrator have fewer than 15 calendar days to consider the dispute and submit its decision.

        7.04. Exclusive Remedy of Customer. Upon a finding of a Defect (whether by American's evaluation or by the Warranty Arbitrator), Customer's sole and exclusive remedy and American's sole and exclusive obligation and liability under Section 7.01 are limited to, at American's expense and option, either (a) the reservicing, repairing or replacing of the Equipment containing the Defect, together with the payment by American of any reasonable expenses actually incurred by Customer in the removal of such Equipment from an aircraft, shipment of such removed Equipment to American, return of such Equipment to Customer and reinstallation of such Equipment in an aircraft, or (b) the refund to Customer of amounts actually paid for the Services that are the subject of the warranty claim. All warranty claims shall be submitted to:

      Manager of Maintenance Marketing
      American Airlines, Inc.
      P.O. Box 582809, MD 284
      Tulsa, Oklahoma 74158-2809.

Customer may from time to time request that American permit Customer to repair, or obtain the repair of, an item of Equipment containing a Defect. Subject to Section 7.03 above, in the event American, in its sole discretion, gives its prior written approval of any such Customer repairs, Customer may remove, repair and reinstall, or cause to be removed, repaired and reinstalled, any Equipment containing a Defect, and the costs thereof, together with the costs of the parts consumed during such activity (as certified by Customer in writing), will be paid by American to Customer; provided that (c) the man-hours expended and the parts consumed by Customer do not exceed American's reasonable estimate therefor (based on U.S. Airline Industry Standards), and (d) the man-hours required for maintenance work being carried out concurrently on such Equipment or its constituent parts shall not be included. The labor rates for each man-hour shall not exceed the labor rate for the Services that are the subject of the warranty claim.

        7.05. General Limitations on Liability and Warranties.

          (a)   General Limitations. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF AMERICAN AND THE REMEDIES OF CUSTOMER SET FORTH IN SECTIONS 7.01 AND 7.04 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND CUSTOMER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF AMERICAN AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF CUSTOMER AGAINST AMERICAN, EXPRESS OR IMPLIED, ARISING BY STATUTE OR OTHERWISE, WITH RESPECT TO ANY DEFECT OR NONCONFORMANCE IN ANY SERVICE OR WORKMANSHIP PERFORMED FOR CUSTOMER PURSUANT TO THIS AGREEMENT OR ANY THING DELIVERED TO OR PROVIDED TO CUSTOMER PURSUANT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO:

            (i)    ANY STATUTORY OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE;

            (ii)   ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE; AND

            (iii) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE) OF AMERICAN (WHETHER ACTIVE, PASSIVE OR IMPUTED), OR STRICT LIABILITY OF AMERICAN.

          (b)   No Consequential or Incidental Damages. IN ADDITION, BUT WITHOUT LIMITING OR OTHERWISE IMPAIRING ANY RIGHT OR REMEDY EXPRESSLY GRANTED OR RESERVED TO EITHER PARTY HEREIN, NEITHER AMERICAN NOR CUSTOMER SHALL HAVE ANY OBLIGATION OR LIABILITY, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT (INCLUDING ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY BREACH OF THIS AGREEMENT OR ANY NONCONFORMANCE OR DEFECT IN ANY SERVICE OR WORKMANSHIP OR ANY PART, ENGINE OR OTHER MATERIAL, COMPONENT, ACCESSORY, EQUIPMENT OR PRODUCT PROVIDED OR DELIVERED PURSUANT TO THIS AGREEMENT.

          (c)   Full Negotiation by Parties. THE PARTIES ACKNOWLEDGE THAT THIS SECTION 7.05 HAS BEEN THE SUBJECT OF FULL DISCUSSION AND NEGOTIATION BETWEEN THE PARTIES, WITH THE ADVICE OF THEIR RESPECTIVE LEGAL COUNSEL, AND THAT THE PROVISIONS OF THIS AGREEMENT WERE ARRIVED AT IN CONSIDERATION OF THE PROVISIONS OF THIS SECTION 7.05 INCLUDING THE DISCLAIMER, WAIVER, RELEASES AND RENUNCIATIONS SET FORTH HEREIN.

        7.06 Waiver of Oklahoma Deceptive Trade Practices Act. CUSTOMER HEREBY WAIVES ANY ACTIONS OR REMEDIES TO THE EXTENT AVAILABLE TO IT UNDER THE OKLAHOMA PROTECTION ACT, 15 OKLA. STAT. SECTION 751, ET SEQ., AND THE OKLAHOMA DECEPTIVE TRADE PRACTICE ACT, 78 OKLA. STAT. SECTION 51, ET SEQ.

        7.07. Faulty Condition Tag. Under no circumstances shall American be liable for any labor or material costs that are incurred in the correction of any Defect that occurred, as determined by American in the exercise of its reasonable judgment, because Customer, via the condition tag delivered to American pursuant to Section 2.01(c) or otherwise, excluded from prior servicing work that otherwise would have been performed and that would have included inspection and repairs that would have revealed or anticipated such Defect.

        7.08 Survival. The rights and obligations of the parties under this Article VII shall survive any termination or expiration of this Agreement.

ARTICLE VIII
INSURANCE

        8.01. Insurance of American. American agrees to maintain the following insurance coverages and to provide to Customer upon execution of this Agreement and annually upon renewal a certificate to such effect:

          (a)   Workers Compensation Insurance as statutorily required in the state in which its Maintenance Base performing the Services is located.

          (b)   Hangarkeeper's Legal Liability Insurance in an amount not less than $25,000,000.00.

          (c)   Comprehensive Liability Insurance with limits of not less than $500,000,000.00 per occurrence.

        8.02. Insurance of Customer. Customer shall carry and maintain with insurers of recognized financial responsibility satisfactory to American, the following insurance coverages, and shall provide to American, contemporaneously with Customer's execution of this Agreement and annually upon renewal, a certificate of Customer's insurer or insurance broker to such effect:

          (a)   Comprehensive Airline Liability Insurance, including, but not limited to, aircraft passenger and product liability, with limits of not less than U.S. $500,000,000 combined single limit per occurrence, excluding manufacturing products. The following special provisions shall be endorsed on such policy:

            (i).   The insurer(s) shall accept and insure the indemnification and hold harmless provisions of Article IX, to the extent of the Customer's insurance policy's terms and conditions.

            (ii).  Each Indemnified Party (as defined in Section 9.01) shall be included as an additional insured with respect to the Services performed under this Agreement, only as respects operations of the named insured (Customer).

            (iii). The insurer(s) shall waive any rights of subrogation they have against any Indemnified Party, but only to the extent that Customer has waived its rights against such Indemnified Party;

            (iv). Such policy shall be primary without right of contribution from any insurance carried by American.

            (v).  Such insurance (A) shall not be invalidated with respect to any Indemnified Party by any action or inaction of Customer, and (B) shall insure each Indemnified Party regardless of any breach or violation of such policy by Customer; provided that in each such case, the Indemnified Party has not caused, contributed to or knowingly condoned the said breach or violation.

  The coverages under (i) and (ii) above are subject to exclusion for American's liability as a manufacturer.

          (b)   Hull All Risk Insurance, including ground and flight coverage, in an amount satisfactory to Customer. The following special provisions shall be endorsed on such policy:

            (i).   The insurers shall accept and insure the indemnification and hold harmless provisions of Article IX to the extent of the Customer's insurance policy's terms and conditions.

            (ii).  The insurers shall waive any rights of subrogation they have against any Indemnified Party but only to the extent that Customer has waived its rights against such Indemnified Party.

The obligation of Customer to carry and maintain the insurance under the foregoing shall be limited to a period expiring four (4) years after (c) completion of the Services for the last item of Equipment to receive Services hereunder, or (d) termination or expiration of this Agreement, whichever occurs last. In limitation of the foregoing, the insurance obligation of Customer under this Article relates solely and exclusively to the performance of Services under this Agreement and not to any other relationship between the parties or any affiliate of either of them.

        8.03 Notice of Cancellation; Risk of Loss.

          (a)   As respects all insurance carried by Customer or American pursuant to this Agreement, the insurers shall be required to give to American, with respect to insurance carried by Customer, and to Customer, with respect to insurance carried by American, thirty (30) days' prior written notice of any cancellation of any such policy or of any material change in such affecting the other.

          (b)   Risk of loss to the Equipment shall at all times remain with Customer, except for loss or damage occurring while American actually has physical possession of the Equipment and then only to the extent caused by American's negligence or misconduct or that of its officers, directors, employees or agents. In any event, American's liability for such loss or damage shall at all times be limited to actual physical damage to the Equipment and, for the avoidance of doubt, shall not include liability for incidental, consequential, special, indirect, punitive or other similar damages.

ARTICLE IX
INDEMNITY

        9.01. General. CUSTOMER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS AMERICAN, ITS PARENT, SUBSIDIARIES AND AFFILIATES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (INDIVIDUALLY, AN "INDEMNIFIED PARTY"), FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, LOSSES, COSTS, EXPENSES, FINES AND PENALTIES THAT MAY BE CHARGED TO, RECOVERED FROM OR SUFFERED BY AN INDEMNIFIED PARTY AS A RESULT OF ANY CLAIM, SUIT OR ACTION (BY A PERSON OTHER THAN CUSTOMER) TO ANY EXTENT OR IN ANY WAY CONNECTED WITH OR ARISING FROM THIS AGREEMENT OR ANY SERVICES, OUTSIDE SERVICES OR PARTS PROVIDED HEREUNDER, OR ANY FAILURE BY CUSTOMER TO PERFORM HEREUNDER, INCLUDING, WITHOUT LIMITATION, CLAIMS FOR INJURY TO OR DEATH OF PERSONS (INCLUDING ANY EMPLOYEES OR AGENTS OF CUSTOMER WHO ENTER AMERICAN'S PREMISES PURSUANT TO SECTION 6.07 AND ALL INVITEES, GUESTS, PASSENGERS AND EMPLOYEES OF CUSTOMER) AND DAMAGE TO OR DESTRUCTION OF PROPERTY (INCLUDING PROPERTY OF CUSTOMER AND ITS INVITEES, GUESTS, PASSENGERS, EMPLOYEES AND AGENTS AND PROPERTY OF EACH INDEMNIFIED PARTY); PROVIDED, HOWEVER, CUSTOMER SHALL HAVE NO LIABILITY TO INDEMNIFY ANY INDEMNIFIED PARTY FOR ANY LIABILITIES, DAMAGES, LOSSES, COSTS, EXPENSES, FINES AND PENALTIES TO THE EXTENT RESULTING FROM THE GROSS NEGLIGENCE, MISCONDUCT, INTENTIONAL ACT OR RECKLESSNESS OF ANY INDEMNIFIED PARTY.

        9.02. Indemnification for Negligent Acts. WITHOUT LIMITING SECTION 9.01 ABOVE, AMERICAN AND CUSTOMER EXPRESSLY INTEND THAT CUSTOMER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS EACH INDEMNIFIED PARTY AGAINST CLAIMS THAT ARISE AS A RESULT OF THE SOLE NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED) OF AMERICAN OR ANY OTHER INDEMNIFIED PARTY OR AS A RESULT OF THE JOINT OR CONCURRENT

NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED) OF AMERICAN OR ANY OTHER INDEMNIFIED PARTY AND CUSTOMER.

        9.03. Defense of Claims; Settlement. IN THE EVENT A CLAIM IS MADE OR SUIT IS BROUGHT THAT IS COVERED BY THE FOREGOING INDEMNITY, THE INDEMNIFIED PARTY SHALL GIVE CUSTOMER NOTICE THEREOF PROMPTLY AFTER BECOMING AWARE OF SUCH CLAIM OR SUIT, HOWEVER, THE FAILURE SO TO NOTIFY CUSTOMER SHALL NOT RELIEVE CUSTOMER OF ANY LIABILITY THAT CUSTOMER MAY HAVE TO THE INDEMNIFIED PARTY EXCEPT TO THE EXTENT THAT THE DEFENSE OF SUCH ACTION HAS BEEN PREJUDICED THEREBY. CUSTOMER SHALL ASSUME ALL RESPONSIBILITY FOR ANY CLAIM OR SUIT THAT IS COVERED BY THE FOREGOING INDEMNITY, AND THE INDEMNIFIED PARTY SHALL PROVIDE REASONABLE ASSISTANCE AND COOPERATION DURING THE DEFENSE OR SETTLEMENT OF THE CLAIM OR SUIT. EXCEPT AS LIMITED HEREINAFTER, CUSTOMER SHALL HAVE COMPLETE CONTROL OF THE DEFENSE OR SETTLEMENT OF SUCH CLAIM OR SUIT OR COMPROMISE THEREOF. NO COMPROMISE OR SETTLEMENT OF ANY CLAIM OR SUIT MAY BE EFFECTED BY CUSTOMER WITHOUT THE INDEMNIFIED PARTY'S CONSENT, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD; PROVIDED, HOWEVER, NO CONSENT SHALL BE REQUIRED IF: (a) THERE IS NO FINDING OR ADMISSION OF ANY VIOLATION OF ANY LAW BY THE INDEMNIFIED PARTY OR ANY VIOLATION OF THE RIGHTS OF ANY PERSON BY THE INDEMNIFIED PARTY, (b) THERE IS NO ADVERSE EFFECT ON ANY CLAIM OR SUIT THAT MAY BE MADE BY OR AGAINST THE INDEMNIFIED PARTY, AND (c) THE RELIEF PROVIDED IS THE SOLE RESPONSIBILITY OF CUSTOMER. EACH INDEMNIFIED PARTY SHALL HAVE THE RIGHT, BUT NOT THE DUTY, AT ITS OWN EXPENSE, TO PARTICIPATE IN THE DEFENSE AND/OR SETTLEMENT OF ANY CLAIM OR SUIT WITH COUNSEL OF ITS OWN CHOOSING WITHOUT RELIEVING CUSTOMER OF ANY OBLIGATIONS HEREUNDER. CUSTOMER SHALL COOPERATE WITH THE INDEMNIFIED PARTY'S COUNSEL, BUT CONTROL OF THE MATTER SHALL REMAIN WITH CUSTOMER.

        9.04. Survival. FOR THE AVOIDANCE OF DOUBT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ARTICLE IX SHALL SURVIVE ANY TRANSFER OF TITLE OR POSSESSION OF ANY EQUIPMENT OR ANY PART, ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT OR ANY IMPOSSIBILITY OF PERFORMANCE OR FRUSTRATION OF PURPOSE OF THIS AGREEMENT.

ARTICLE X
EVENTS OF DEFAULT

        10.01. Defaults. An "Event of Default" shall exist hereunder with respect to either party to this Agreement if any one or more of the following events shall occur and be continuing with respect to said party (herein, a "Defaulting Party"):

          (a)   Such party shall fail or refuse to pay amounts due and payable hereunder on the date due hereunder and within five (5) days after notice by the other party demanding such payment (provided that the amount so demanded is not being disputed pursuant to the dispute resolution procedures set forth herein or such procedures have been exhausted without result in payor's favor);

          (b)   Any representation or warranty made by such party hereunder shall prove to have been untrue or inaccurate in any material respect;

          (c)   Such party shall fail in the performance of any of the other covenants or agreements of such party contained herein and such failure shall continue for a period of thirty (30) days beyond notice to such party; provided, however, the existence of any Defect shall not constitute an Event of Default with respect to American so long as American promptly commences and diligently complies with its warranty obligations;

          (d)   Such party shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of such party or of all or a substantial part of such party's assets, (ii) file a voluntary petition in bankruptcy, admit in writing that such party is unable to pay such party's debts as they become due or generally not pay such party's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, consent to or default in answering a petition filed against such party in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing; or

          (e)   An involuntary petition or complaint shall be filed against such party seeking bankruptcy or reorganization of such party or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such party, or of all or substantially all of such party's assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking bankruptcy or reorganization of such party or appointing a receiver, custodian, trustee, intervenor or liquidator of such party, or of all or substantially all of such party's assets.

        10.02. Remedies. Upon the occurrence of an Event of Default hereunder, the non-Defaulting Party may, at its option (a) terminate its obligations hereunder upon notice to the Defaulting Party, effective as of the date specified in such notice, which date shall be no earlier than the date of such Event of Default, and/or (b) exercise any and all other rights and remedies available to such party at law or in equity; provided, however, the non-Defaulting Party's remedies shall in all respects be limited as set forth in Section 7.05(b).

        10.03. Survival of Obligations. Notwithstanding anything to the contrary set forth in Article V or Section 10.02, no expiry of the Term in accordance with Article V and no termination of this Agreement under Section 10.02 shall terminate any right or obligation of Customer or American under Article III, VII, VIII, IX, X or XI.

ARTICLE XI
MISCELLANEOUS

        11.01. Modification of Agreement. Unless otherwise specifically indicated herein, this Agreement shall not be modified or amended except by written agreement of subsequent date signed on behalf of Customer and American by their respective duly authorized representatives.

        11.02. Notices and Requirements. Except as otherwise expressly provided in this Agreement, all notices and requests required or authorized hereunder shall be sufficiently given if in writing and (a) sent by express courier delivery service, (b) transmitted by telecopier, or (c) sent by certified mail, postage prepaid. For purposes of such notices and requests, the addresses of the parties shall be as follows:

If to American:	Manager, Maintenance Marketing American Airlines, Inc. 3900 N. Mingo Rd., MD284 Tulsa, Oklahoma 74116 FAX: (918) 292-2717; Telephone: (918) 292-2676
If to Customer:	Allegiant Air, LLC 3301 N. Buffalo Dr., Suite B-9 Las Vegas, Nevada 89129 Attn: Vice President, Maintenance & Engineering FAX: (702) 739-6828; Telephone: (702) 851-7383
With a copy to each of:
Allegiant Air, LLC Same address Attn: Senior Vice President Operations FAX: ( ) - ; Telephone: ( ) -
and
Allegiant Air, LLC Same Address Attn: Managing Director Secretary and Treasurer FAX: (702) 851-7301; Telephone: (702) 851-7306

Notices and requests shall be effective upon receipt. Each party shall have the right to change its address for purposes of notices and requests hereunder to any other location in the United States or, in the case of a Customer having its principal place of business outside of the United States, to Customer's principal place of business by giving thirty (30) days' prior written notice to the other party in the manner set forth above.

        11.03. Confidentiality. Except as may be required by law or pursuant to judicial proceedings, neither party to this Agreement shall disclose any details connected with this Agreement to any third party without first obtaining the written consent of the other party hereto; provided, however, either party may, if reasonably deemed necessary by such party, furnish a copy of this Agreement (including the exhibits hereto with the pricing redacted) to the FAA (excluding the FAA aircraft registry). If a party to this Agreement wishes to utilize advertising or promotional material incorporating in any way whatsoever the other party or its name, the party initiating the advertising or promotional material must obtain the affected party's approval in writing prior to release or use of such material.

        11.04. Relationship-No Exclusivity. American shall be and act as an independent contractor of Customer hereunder, and nothing contained herein shall be deemed to constitute or create a partnership or joint venture between American and Customer. No employee or agent of American or Customer shall be deemed to be an employee of the other for any purpose whatsoever. Nothing in this Agreement is intended by the parties to create an exclusive relationship with one another or create an obligation for Customer to use or request services for any equipment other than the Equipment described herein and then only to the extent specified in the applicable exhibit.

        11.05. Assignment. THIS AGREEMENT SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. EXCEPT FOR THE ASSIGNMENT OR DELEGATION BY AMERICAN OR CUSTOMER TO ITS PARENT OR ONE OF ITS RESPECTIVE SUBSIDIARIES OR AFFILIATES, NEITHER PARTY TO THIS AGREEMENT MAY ASSIGN ANY RIGHTS OR DELEGATE ANY OBLIGATIONS ARISING UNDER THIS AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY, WHICH SHALL NOT BE UNREASONABLY WITHHELD. NO ASSIGNMENT OR DELIGATION BY AMERICAN OR CUSTOMER WITHOUT THE OTHER'S CONSENT (INCLUDING ANY ASSIGNMENT OR DELEGATION EXCEPTED IN THE FOREGOING SENTENCE) SHALL RELIEVE AMERICAN OR CUSTOMER FROM ITS OBLIGATIONS UNDER THIS AGREEMENT.

        11.06. Savings Clause. If any provision of this Agreement is declared unlawful or unenforceable as a result of final administrative, legislative or judicial action, the parties agree that this Agreement shall be deemed to be amended to conform with the requirements of such action and that all other provisions hereof shall remain in full force and effect.

        11.07. Waiver Clause. No failure or delay by either party in requiring strict performance of this Agreement, no previous waiver or forbearance of the terms of this Agreement by either party and no course of dealing between the parties shall in any way be construed as a waiver or continuing waiver of any provision of this Agreement.

        11.08. Merger. THIS AGREEMENT SETS FORTH THE ENTIRE AGREEMENT OF THE PARTIES, AND SHALL SUPERSEDE ANY PREVIOUSLY EXECUTED AGREEMENTS OR ORAL UNDERSTANDINGS BETWEEN THE PARTIES AND ANY REPRESENTATIONS, CLAIMS OR OTHER STATEMENTS NOT CONTAINED HEREIN, RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

        11.09. Headings. The headings to the articles and sections of this Agreement are for convenience of reference only and shall not affect the meaning or construction of any article or section. Except as otherwise indicated, all references herein to Sections and Articles are references to Sections and Articles of this Agreement.

        11.10. Governing Law. THIS AGREEMENT IS INTENDED TO BE PERFORMED IN THE STATE OF OKLAHOMA AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED ACCORDING TO THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

        11.11. Disputes; Choice of Forum; Consent to Service of Process and Jurisdiction. IF A DISPUTE BETWEEN AMERICAN AND CUSTOMER ARISES UNDER THIS AGREEMENT, BOTH PARTIES AGREE THAT THEY SHALL FIRST ENDEAVOR, IN GOOD FAITH (INCLUDING ELEVATION TO UPPER LEVELS OF MANAGEMENT), TO RESOLVE ANY SUCH DISPUTE BY MUTUAL AGREEMENT AND THAT EACH OF THEM SHALL UNDERTAKE SUCH RESOLUTION EFFORTS PRIOR TO RESORT TO ANY JUDICIAL RESOLUTION THEREOF. SUBJECT TO THE FOREGOING, ANY SUIT, ACTION OR PROCEEDING AGAINST CUSTOMER OR AMERICAN UNDER OR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE DISTRICT COURT OF THE STATE OF OKLAHOMA, COUNTY OF TULSA, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF OKLAHOMA, AND CUSTOMER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. EACH OF CUSTOMER AND AMERICAN HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN SAID COURTS BY THE MAILING THEREOF BY THE OTHER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE FIRST PARTY AT ITS ADDRESS SET FORTH IN SECTION 11.02. CUSTOMER HEREBY IRREVOCABLY WAIVES

ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN THE COURTS LOCATED IN THE STATE OF OKLAHOMA, COUNTY OF TULSA, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT CUSTOMER MAY BE ENTITLED AT ANY TIME TO CLAIM FOR ITSELF OR ITS ASSETS ANY IMMUNITY (WHETHER BY REASON OF SOVEREIGNTY OR OTHERWISE) FROM SUIT, FROM THE JURISDICTION OF ANY COURT, FROM EXECUTION OF JUDGMENT OR OTHERWISE, CUSTOMER HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO CLAIM SUCH IMMUNITY IN RESPECT OF THIS AGREEMENT AND ANY PROCEEDING UNDER OR WITH RESPECT TO THIS AGREEMENT.

        11.12. Attorneys' fees. The prevailing party in any suit, action or proceeding (including any legal proceeding at law or in equity or in any bankruptcy, receivership or other court proceeding) brought in connection with this Agreement shall be entitled to receive from the other party all costs, fees and expenses (including without limitation court costs and expenses and fees and expenses of legal counsel) arising out of or in connection with such suit, action or proceeding.

        11.13. Waiver of Immunity. If Customer is incorporated or based outside of the United States, to the extent that Customer or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding or other legal process in any jurisdiction, Customer for itself and its property does hereby irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the subject matter hereof.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as of the day and year first written above.

AMERICAN AIRLINES, INC.	ALLEGIANT AIR, LLC
By:	By:
Printed Name:	Printed Name:
Title:	Title:
Date:	Date:

EXHIBIT A-6

I.
The Services/Additional Services will be performed pursuant to the following authority:

  X FAR Part 121; Air Carrier Certificate AALA025A; or

  ___ FAR Part 145;

    ___ Air Agency Certificate AALR025A (TUL)

    ___ Air Agency Certificate A3AR112Y (AFW)

    ___ Air Agency Certificate ZYUR969X (MCI)

II.
Description of Services and Components/Exclusivity:

  For the period covered by the terms of this Exhibit A-6, all scheduled "C-Checks" defined as C1 through C8 checks under Allegiant's existing Boeing MSG3 maintenance program, excluding C-checks that are part of the work package for aircraft that are being inducted to Allegiant's fleet. This would also include any Structural Inspection cards (SI), AD's, SB's, MOD's and Lube Cards that are required at the same time intervals of the c-checks.

III.
Specific Bills of Work (BOW) will be provided as required prior to each check.

  This exhibit guarantees American has the exclusive right to perform, and shall perform, any check as described above, wheel and brake services as described below in VII.14. and landing gear overhauls as described in Exhibit A-9, for Allegiant's existing fleet, including but not limited to, those listed below and any additional acquisition aircraft that occurs during the term of this Exhibit A-6.

N860GA	N865GA	N872GA	N877GA	N948MA
N861GA	N866GA	N873GA	N878GA	N880GA
N862GA	N868GA	N874GA	N879GA	N881GA
N863GA	N869GA	N875GA	N891GA	N883GA
N864GA	N871GA	N876GA	N945MA

  Notwithstanding anything to the contrary in the General Terms Agreement (to which this Exhibit A-6 is a part), but in addition to the rights of the parties under Article X of the General Terms Agreement,

  (i) Customer shall have the right to terminate (upon notice to American Airlines) Customer's agreement and obligation under this Exhibit A-6, Section II, to deliver aircraft to under this Exhibit A-6, on an exclusive basis, to American Airlines, for the performance of the checks described above, after the occurrence of the following events:

  Any corporate acquisition of, or any corporate or business merger or combination with or into, or any change of control of, American Airlines, in any form; and

  (1) After the expiration of twenty (20) consecutive days following notice by Customer to American Airlines that Customer has made a good faith determination that the services by American Airlines hereunder with respect to any Aircraft on which services hereunder have been performed do not comply with CFR 14 and FAR Part 121, provided that within such 20 days, American Airlines and Customer do not reach agreement (each, acting reasonably) on the plan for rectification by American Airlines of all conditions bearing on such determination by Customer; or (2) American Airlines fails in whole or in part to implement any rectification plan agreed under (1) above within ninety (90) days after such plan is agreed by the parties. American Airlines and Customer agree to act reasonably and cooperate with one another to provide timely notices, discuss issues, and attempt to reach agreement under the circumstances noted above, provided, however, no party is required by the terms here of to reach agreement in such context.

  (ii) Customer shall not be obligated to deliver any aircraft to American Airlines for the performance of the checks described above (and Customer shall be free to have the checks contemplated by this Exhibit A-6 performed by another maintenance provider):

  (a) during the existence and continuance of a strike, slow down, or job action of any kind affecting American Airlines workforce involved with the checks described above and the effect of which is that work on any Customer aircraft in American Airlines' possession is delayed such that the Turn Time on such aircraft will be delayed more than ten (10) consecutive days;

  (b) if any strike, slow down, or job action of any kind affecting American Airlines' workforce involved with the checks described above, the effect of which would be as described in (a) above, exists and is continuing, is threatened or is imminent..

  For the avoidance of doubt, at such time as any of such conditions (a) through (c) shall cease to exist, Customer's obligation to send aircraft to American Airlines under the terms of this Exhibit A-6 shall resume and Customer and American Airlines shall conduct discussions on the resumption of services and smooth transition thereof. American Airlines shall supply Customer with detailed (to the extent possible) and up-to-date information, from time to time with respect to events bearing on the occurrence, existence and continuance of (ii) (a) through (b) above.

  Termination of Customer's obligation to deliver aircraft, on an exclusive basis to American Airlines under the circumstances described above, shall not affect, modify or terminate any other of Customer's or American Airlines' rights or obligations under the remainder of this Exhibit A-6.

  Specifications:

    The performance of these services shall be conducted in accordance with the Customer's Work Cards and approved manuals that are part of the Customer's Maintenance Program.

  1.
  All manuals will be provided by the Customer no later then seven (7) days before aircraft induction date as agreed to by both parties.
  2.
  If required, the Customer will provide all necessary documentation required in the performance of repairs or modifications.
  3.
  AA to use its own non-routine forms
  4.
  Buy back will be in accordance with AA policy unless otherwise agreed by both parties
  5.
  Allegiant Air to provide onsite representatives for shift work.

IV.
Term of Agreement:

  The terms of this Exhibit A-6 are effective for the period beginning on July 17, 2006 and ending (and will expire on) December 31, 2009. In addition, Customer shall have the right and option, upon notice given to American Airlines no later than June 30, 2009, to extend such period an additional 12 months or, until December 31, 2010; provided, however, upon receipt of such notice by American Airlines, American Airlines shall have the right and option to refuse such extension by Customer, which refusal must be delivered to Customer no later than 30 days after receipt by American Airlines of notice by Customer of exercise of Customer's right of extension above. If American Airlines does not deliver notice of such refusal of extension in such time frame, the extension shall commence January 1, 2010.

V.
Turn Times:

  American Airlines will endeavor to redeliver the aircraft to the Customer within *** work days from date of start of services on aircraft or as otherwise agreed in writing prior to aircraft start date provided no inspection finding causes additional time required. Customer will be notified upon discovery of any item that would cause any such additional time.

  Aircraft Start Date and times—Aircraft start dates and times shall be agreed to by both parties as recorded on the "dock plan" as "day one."

V.
Warranty Period:

  Workmanship only, for a period of *** from the date of redelivery of the equipment.

VII.
Other Services and Charges:

  Labor, Material and costs:

  1.
  Labor, excluding Engineering—for all labor hours, including but not limited to routine and non-routine task cards as follows:

    Methodology: Routine airframe check work and non-routine tasks generated from the routine inspection work cards will be charged at the labor rate specified below in VII.1.a. until three checks of the same type have been completed. Upon the completion of the third occurrence, an agreed standard number of hours will be established from the average of the occurrences and mutual approval of the both parties. From that point forward, the price for labor will be a fixed based on the "Standard hours" with a variance of plus or minus 5%. The sum of C-check routine hours and related non-routine hours will be compared with the standard hours. Any required adjustments in the charges will be made to benefit the appropriate party per section VII.1.b. and VII.1.c. All structural inspection task cards, Customer request items and additional modifications are specifically excluded and are charged using *** rates set forth in this exhibit as applicable. Any labor hours that can be considered as repeatable by three (3) events may be included in the standard hours upon mutual agreement. Standard labor hours will be reviewed on a bi-annual basis. Rates to be used are the following:

    a.
    Standard labor through the end of each calendar start date prior to December 31 of that year:

      2006: *** per hour retroactive to aircraft N866GA
      2007: *** per hour
      2008: *** per hour
      2009: *** per hour
      2010: *** per hour

    b.
    Charge for standard labor exceeding the upper limit of the variance—*** per hour

    c.
    Credit for standard labor exceeding the lower limit of the variance—*** per hour

    An example of the calculation for this pricing structure is attached to this exhibit as Table B to provide further clarification. If Allegiant adds more than 12 aircraft to their fleet in a given calendar year, check capacity and labor rates will need to be reviewed by both parties.

    Drop-in aircraft—A drop-in is considered non-scheduled and will be administered by utilizing a "Visiting Aircraft Agreement" and *** rates would apply.

    Induction aircraft defined as new additions to Allegiant's existing fleet, will be charged at the applicable rate for the dates above, based on the date at the start of the check. American Airlines will provide check slots for these aircraft as our check capacity allows.

  2.
  Engineering—

    American will endeavor to deliver all engineering for an aircraft while in check during the given span time of the check unless an inspection finding and engineering requirements drive the redelivery of the aircraft beyond this requirement. Upon discovery of any item that will cause a delay in the engineering data, the Customer will be notified as soon as practicable.

    Engineering projects that fall outside an aircraft check, the start time and duration of the project will be scheduled and agreed to by both parties prior to starting the project.

    On-call engineering will be provided as needed. American will respond to such requests with reasonable urgency to resolve the Customer request in a timely manner.

    Allegiant to provide support information as needed, including but not limited to, the following:

    A. Aircraft Data
    B. Modification requirements
    C. Aircraft access to gather data
    D. Maintenance program documentation
    E. Existing engineering specifications and/or engineering change orders

    Pricing will be based on the following scale:

0—25	hours =	*** per hour
26—50	hours =	*** per hour
51—100	hours =	*** per hour
101+	hours =	*** per hour
  3.
  Outside Services—cost plus *** not to exceed *** per line item. Transportation cost is the responsibility of the Customer.

  4.
  New Parts and Materials—AA's *** price *** or invoice price for newly purchased parts, plus a handling fee of *** not to exceed *** per item. Transportation cost is the responsibility of the Customer.

  5.
  Exchange Parts for C-Checks—AA will make every effort to exchange repairable parts required for the c-checks. Charges will be based on *** of the total cost of the "repair" plus the cost of repair, or the cost of repair plus a floor of ***; whichever is greater. The "repair," including and AA specific modifications (changes made by American Airlines Engineering), will be based on the labor rates set forth in the contract section VII.1.a. above and the material rates as applicable within this section VII. of this Exhibit A-6.

  6.
  Used Serviceable Materials—AA's *** price *** or invoice price for newly purchased parts, plus a handling fee of *** not to exceed *** per item. Transportation cost is the responsibility of the Customer.

  7.
  Used Serviceable Life Limited Parts—Prorated based on *** price, based on the remaining life of any such part. If purchased from an outside vendor, the cost plus a handling fee of *** not to exceed *** per item. Transportation cost is the responsibility of the Customer.

  8.
  Customer supplied Pre-pull kit material—Value, as provided by copy of Customer's invoice. Handling fee of *** not to exceed *** per kit. Transportation cost is the responsibility of the Customer.

  9.
  Normal Consumable materials—Supplied by American Airlines in the performance of this work scope; they shall be charged a flat fixed fee of *** per check.

  10.
  Bundled services—The following items are all included in one fee of *** per check:

    A. Ramp Movement/Docking
    B. Aircraft Wash (for inspection)

    C. De-Fuel/Fuel
    D. Preplanning, Post Check evaluation
    E. HazMat Disposal
    F. Supervisors and Support for unknown factors that have a direct impact on check

  11.
  Other Fees—Airport fees (Landing Fees and third party assessment fees if applicable) and/or any taxes, which may be imposed by government or Airport agency on American in the performance of providing these services, shall be borne by the Customer.

  12.
  Tooling, test equipment, Part kits, etc.—These items shall be charged at vendors invoiced rate, plus all transportation costs and a handling fee of *** not to exceed *** per line item.

  13.
  On-call Tech support—Troubleshoot MD80 maintenance problems and dispatch mechanics for AOG maintenance as requested by the Customer.

      This includes:

    A.
    Twenty-four hour year-round on-call Tech Support service by telephone
    B.
    Call response and resolution, including recommended actions to be taken for correcting problem, assisting in troubleshooting of repeat problems and out of service (OTS) aircraft
    C.
    Mechanics available for field-trip on-call maintenance as requested by Customer

      Allegiant to provide the following:

    A.
    MEL System parameters
    B.
    Tracking requirements
    C.
    Training on Allegiant unique items, GPM, logbook, deferral process and MEL book
    D.
    Access and a copy of all Maintenance Manuals (on-line or microfiche)
    E.
    Continuous Maintenance Manual revision service

      Time Estimate:

      American will endeavor to get all procedures in place and ready for implementation within 90 days from the date this agreement is executed.

      Call response time would be immediate or as soon as practicable depending on call volumes.

      Field trip response time would be as soon as practicable allowing time to notify AMT's and arrange travel and delivery of personnel and tools.

      Allegiant provided information would be needed to maintain compliance. This information should be provided as soon as practicable. Any delay in the providing of timely information and updates will have a direct impact on American's ability to administer this service.

      Charges:

      On-call Tech services:

    A.
    Initial set-up—Fee to be determined based upon Customer requirements and format of available information. This will be charged by the actual number of hours required plus any hardware fees (set up for dedicated phone line). An estimate will be provided after initial evaluation of project scope and data format. This amount will be charged on the invoice for the first month of service.

    B.
    A fee of *** would be charged for each call pick-up and would include the first ***. Each additional hour, or portion thereof, would be charged at *** per hour for the duration of the call.

      Field-trip services:

    C.
    Standard time (time clock starts upon departure for field trip) Monday through Friday excluding holidays—Labor rate of *** per hour for the first 8.5 hours worked or traveled for each mechanic per mechanic per hour per day.

    D.
    Overtime, Weekends and Holidays—Labor rate of *** per hour per mechanic including any applicable travel time. Overtime is defined as any continuous work or travel time that exceeds 8.5 hours of standard time per day or if the time falls on the weekend or a holiday.

    E.
    The Customer is responsible for all reasonable travel and incidental charges for AA personnel.

  14.
  Wheels and Brake Service—

  A.
  Brake Major Service (Overhaul)

  1.
  Receiving inspection, generate work order
  2.
  Complete disassembly
  3.
  Clean housing and subcomponents as required
  4.
  Inspection of components
  5.
  Repair and rework parts as possible per Manual along with the regrind of Rotors as allowed for reuse.
  6.
  Installation of new pads on Stators, Pressure plates and Torque Tubes.
  7.
  Housings cleaned and visual inspected again along with any corrosion removed and surface treatment per Manual.
  8.
  Perform visual inspection with dimensional checks of all components at reassembly of housing, installing new packing, swedge tubes and other expendables.
  9.
  Reassembly of Brake with new pads and new or serviceable rotors.
  10.
  Pressure and functional check of assembly for final test and return to service with 8130 Tag
  11.
  Package and prepare for shipment in container provided by Customer.

  B. Brake Check and Repair

  1.
  Receiving inspection, generate work order.
  2.
  Clean, visual inspection, functional check
  3.
  Repair findings
  4.
  Final check and return to service with 8130 Tag.
  5.
  Package and prepare for shipment in container provided by Customer.

      Included in labor cost are plasma cutting, welding, and machine process of crack repairs on the stators, pressure plates, and torque tubes. Also rework of rotors included in labor cost.

      Expendables Included

    C.
    Major Wheel Service (Overhaul)

    1.
    Receiving inspection, generate work order
    2.
    Complete disassembly
    3.
    Clean wheel halves, components, and hardware. (Wheel bearings cleaned, inspected, repacked, and reused if serviceable.)
    4.
    Dimensional checks and minor repairs (i.e. nicks scratches, corrosion removal.)
    5.
    Alodine anticorrosion treatment of all exposed aluminum.
    6.
    Perform Eddy Current inspection and Ultra Sonic inspection of wheel halves as required.

    7.
    Tie bolts inspected then anti-seize applied to bolts and nuts.
    8.
    Reassembly of wheel halves
    9.
    Install tire and inflate with nitrogen
    10.
    Install bearings, grease seals, retainer clips, and leak check
    11.
    Final check and return to service with 8130 Tag.
    12.
    Package and repair for shipment in container provided by Customer

    D. Minor Wheel Service (Tire Change)

    1.
    Receiving inspection, generate work order
    2.
    Disassembly of wheel halves
    3.
    Clean wheel halves, and hardware. (Wheel bearings cleaned, inspected, repacked, and reused if serviceable.)
    4.
    Dimensional checks and minor repairs (i.e. nicks scratches, corrosion removal.)
    5.
    Alodine anticorrosion treatment of all exposed aluminum.
    6.
    Perform Eddy Current inspection and Ultra Sonic inspection of wheel halves as required.
    7.
    Tie bolts inspected then anti-seize applied to bolts and nuts.
    8.
    Install tire and inflate with nitrogen
    9.
    Install bearings, grease seals, retainer clips, and leak check
    10.
    Final check and return to service with 8130 Tag.
    11.
    Package and repair for shipment in container provided by Customer

      Painting is additional charge if required; American has had excellent success with the alodine treatment and does not repaint wheels and brakes.

      Welding and machine repairs on wheels are additional cost charged at the rate listed in VII.1.a.

      Expendables Included.

    Time Estimate:

Nose Wheel Overhaul	*** shop days
Main Wheel Overhaul	*** shop days
Main Wheel Tire Change	*** shop days
Brake Overhaul	*** shop days
Brake Check and Repair	*** shop days

    Shipping Responsibility:

    American is responsible for all shipping and Allegiant will be invoiced for one way shipping. Rates will be charged at the prevailing rates charged to American Airlines.

    Service Fees:

    Fixed Rates for Labor and kit not including parts that are "as needed" or "upon condition" or not specifically listed in the kit:

Wheels:	Labor and Kit
1. Nose Wheel Overhaul	***
2. Main Wheel Tire Change	***
3. Main Wheel Overhaul	***
4. Nose Wheels	***
5. Main Wheels	***
Brakes:	Labor and Kit
4. Check and Repair	***	(no kit—parts only as needed	)
5. Overhaul	***

    Scrap parts are not included in any of the fixed prices.

    Parts required that are considered "as needed" or purchase of parts to replace anything that is considered scrap will be considered "New Parts and Materials" and charged as follows:

    New Parts and Materials—AA's *** price or invoice price for newly purchased parts, plus a handling fee of *** not to exceed *** per item. Transportation cost is the responsibility of the Customer.

    Part Kits listed in Table A of this Exhibit A-6

  15.
  Reliability and Trend Analysis Service—

  A.
  Identify those systems/components whose inherent reliability prove inadequate and provide this information to the appropriate Allegiant Engineering and Maintenance Contacts. Data provided should be used by Allegiant to develop enhancements, as required, to restore reliability to its inherent level.

  B.
  Provide data displays (reports, graphs, etc.) that accurately summarize the fleet performance to the appropriate Allegiant Engineering and Maintenance Contacts to help evaluate the effectiveness of the total maintenance program.

      This service includes the following reports:
      Delay Cancellation Analysis Trend Chart
      PIREP Counts and Rates with top 25 degrading PIREP chart
      MEL Counts and Rates with top 25 ATA Systems by count
      2 Digit ATA Year over Year comparison
      4 Digit ATA Year over Year comparison
      Air Interrupt summary w/trend charts

    C.
    Work with Allegiant to create a documented Reliability program to layout guidelines for responsibilities, data flow, work flow, etc. based on their available data sources.

    D.
    Provide timely reports based on either an "event" or "alert" based program.

    E.
    Provide "root cause" analysis as needed.

    F.
    Provide information to improve Allegiant's overall fleet reliability.

    G.
    Help enhance the Continuing Analysis and Surveillance System (CASS) set forth in 14 CFR Sec. 121.373.

    H.
    Provide reports for evaluation as outlined in Advisory Circular (AC) No. 120-17A.

    Specifications:

    A.
    All data to be provided by Allegiant electronically.

    B.
    American Airlines will keep an electronic data back-up for a 1 year period.

    Report Time:

    A.
    Initial set-up: American will endeavor to have program set-up and initialized 45 days from receipt of all data from Allegiant.

    B.
    Report Interval Recommendation: Monthly—Electronically

    Charges:

    A.
    Initial set-up—Charge to be determined based upon Customer requirements and format of available information. This will be charged by the actual number of hours required. An estimate will be provided after initial evaluation of project scope and data format. This amount will be charged on the invoice for the first month of service.

    B.
    A flat fee of *** per month for the reports defined above including 3 ad hoc reports per month for a fleet size up to *** aircraft, *** for each additional aircraft. The initial charge will be charged upon completion of setup.

    C.
    Additional ad hoc reports: *** per hour for report prep. *** minimum.

    D.
    FAA meeting Support/Presentation: *** per day per engineer

  16.
  Heavy Maintenance Planning—

    Preparation and delivery of Planning Services including review of time controlled aircraft and items, scheduling of airframe "C" checks and bill of work preparation. Items provided as needed would be modification maintenance planning and Airworthiness Directive maintenance planning.

    This service includes:

    A.
    Weekly updates of normal airframe maintenance plans.

    B.
    Bills of work for normal airframe maintenance as needed based upon the plan and time controlled maintenance items.

    C.
    Weekly updates of any special project planning as needed and agreed to by both parties.

    Assumptions:

    Allegiant to provide the following information:

    A.
    Maintenance program information including work cards with updates
    B.
    Time control data
    C.
    Aircraft revenue trip schedules
    D.
    Aircraft AD summaries including Service Bulletins
    E.
    Modification information as required
    F.
    Access to work card system to print checks

    Report Time estimates:

    Report Intervals: Weekly or as otherwise agreed

    Charges:

    E.
    A flat rate of *** per month for a fleet size up to *** aircraft, *** for each additional aircraft. Includes all normal maintenance planning and Bill of Work preparation for "C" checks. This includes all existing AD's at the date of signature. The initial charge will be charged upon completion of setup.

    Special project planning such as new modification planning and AD planning as needed will be outside this service and fees will be mutually agreed.

  17.
  Travel Passes—American Airlines will provide a total of *** round trip tickets per year to be used by the on-site Allegiant representatives for travel between a destination within the main land United States and TUL or the base where a C-check is being performed. The ticket route and time will be based on available space within the American Airlines flight system.

VIII.
American's Maintenance Facility:

  American Airlines, Inc.
  Maintenance and Engineering Center
  3800 N. Mingo Road
  Tulsa, OK 74116

IX.
Customer's Invoice Address:

  Allegiant Air
  Attn: Accounts Payable
  3301 North Buffalo Drive Suite B9
  Las Vegas, NV 89129

X.
Parts

  All known parts (prepull or rotable's) as per the work documents, manuals, and original task cards for the requested work, must be in the possession of the seller at a minimum of 72 hours before aircraft induction or as otherwise agreed to. Any part(s) that the Customer requests to be provided by American must be made in writing 7 days prior to check and American will provide such part(s) based on availability of such part(s).

XI.
Invoicing to Allegiant

  American will endeavor to invoice according to the following schedule:

  A.
  C-check deposit invoice—no later than *** days after induction of aircraft
  B.
  C-check invoice—*** days after redelivery of the aircraft to Allegiant
  C.
  Reconciling C-check invoice including component and part repairs—*** days after redelivery of the aircraft to Allegiant
  D.
  Service fee invoices—monthly

XII.
Payment Terms

  An amount of ***for each C-Check to be paid prior to the aircraft redelivery will be applied to the charge for the C-check. Net *** days on all other invoices.

Agreed and accepted by,

Allegiant Air	American Airlines, Inc.
By:	By:
Printed	Printed
Name:	Name:
Title:	Title:
Date:	Date:

QuickLinks

MAINTENANCE GENERAL TERMS AGREEMENT
ARTICLE I PURCHASE AND PERFORMANCE OF SERVICES
ARTICLE II CONDITIONS PRECEDENT TO PERFORMANCE OF SERVICES AND DELIVERY OF EQUIPMENT FOR SERVICES
ARTICLE III PAYMENTS AND CHARGES
ARTICLE IV RESERVED
ARTICLE V TERM OF THE AGREEMENT
ARTICLE VI GENERAL TERMS AND CONDITIONS
ARTICLE VII LIMITED WARRANTY
ARTICLE VIII INSURANCE
ARTICLE IX INDEMNITY
ARTICLE X EVENTS OF DEFAULT
ARTICLE XI MISCELLANEOUS
EXHIBIT A-6 Page 1 of 11